Exhibit 10.55

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

CONFIDENTIAL SEPARATION, GENERAL RELEASE AND POST-SEPARATION CONSULTING AGREEMENT

This Confidential Separation, General Release and Post-Separation Consulting Agreement (the “Agreement”) is being entered into between Seth H.Z. Fischer (“Executive”) and VIVUS, Inc. (the “Company”) in connection with the termination of Executive’s employment with the Company on December 31, 2017 (the “Separation Date”).

Whereas, in connection with Executive’s termination of employment effective as of December 31, 2017, Executive is eligible to receive the severance benefits provided in Section 4 of the Employment Agreement (the “Employment Agreement”) dated August 30, 2013, subject to the terms and conditions set forth therein including (but not limited to) entering into this Confidential Separation Agreement and General Release in favor of the Company under Section 4.11 of the Employment Agreement and the provisions of Section 8 of the Employment Agreement.

Whereas, in consideration for such severance benefits provided under Section 4 of the Agreement (the “Severance Benefits”) and in full satisfaction of any and all obligations of the Company in the Employment Agreement, the parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

Whereas, the Company wishes to retain Executive as a consultant following the termination of his employment relationship so that Executive may advise the Company’s executives on matters within Executive’s expertise.

Now, therefore, Executive covenants and agrees as follows:

1. Unpaid Wages and Vacation. Executive and the Company acknowledge and agree that Executive has been paid, or will be paid, all outstanding, accrued compensation, salary, bonuses, and commissions, together with any accrued but unused vacation (the “Accrued Compensation,” as defined in Section 4.2 of the Employment Agreement), through the Separation Date in accordance with applicable law.

2. Benefits. As of Executive’s Separation Date, Executive is not eligible to accrue additional benefits under any of the Company’s benefit plans, including, but not limited to, any dental or medical insurance, long term care plans, retirement or 401(k) plans, vacation leave, sick leave, long term disability insurance, life insurance, or personal accident insurance. Executive may be eligible to participate in a Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”) continuation coverage program or any similar state medical and dental insurance continuation coverage program and exercise conversion rights with respect to any group life insurance. Executive shall be entitled to payment of Accrued Amounts under the terms and conditions of any Company benefit plans or programs.

3. Acknowledgement. Executive acknowledges and agrees that, other than the payments described in Section 1 of this Agreement and the Severance Benefits as defined in Section 4 below, he has no entitlement to additional compensation or benefits due from his employment. Executive further agrees that any Severance Benefit is not compensation for Executive’s services rendered through Executive’s Separation Date, but rather constitutes consideration for the promises contained in this Agreement.

4. Severance Benefits.  In consideration of Executive entering into this Agreement (and not revoking it) and agreeing to fully abide by its terms, and in full satisfaction of any and all obligations of the Company to Executive in the Employment Agreement, the Company shall pay to Executive following the Effective Date of this Agreement the following “Severance Benefits”:

(a) Twelve (12) equal monthly severance payments each in the amount of $60,083.34, which is the equivalent of the monthly Base Salary which Executive was receiving as of the Separation Date, for a total payment of $721,000.08, with the first payment beginning no later than January 31, 2018;

(b) Twelve (12) equal monthly severance payments each in the amount of $48,066.67, which is the equivalent of one-twelfth (1/12th) of the Executive’s Target Bonus for the fiscal year in which the termination occurred, for a total payment of $576,800.04, with the first payment beginning no later than January 31, 2018; and

(c) A single, lump sum cash payment in the amount of $576,800.04 which is equivalent to the prorated amount of the Executive’s Target Bonus for the fiscal year in which the termination occurred, with any such prorated bonus to be paid January 31, 2018.

The Company will withhold the appropriate federal, state and local taxes, as determined by the Company, from all Severance Benefits paid under this Agreement.  The Company’s obligation to pay Severance shall automatically terminate upon Executive’s breach of any of the provisions of this Agreement, and any Severance Benefits already paid to Executive prior to such breach shall become immediately due and repayable to the Company.

5. Consulting Services.

(a) Following the Separation Date, and at the request of the Company, Executive will consult with the Company’s executive officers and other employees regarding certain of the Company’s business and activities and Executive will be responsible for and undertake special projects,  in any case as assigned by the Company in its sole discretion to Executive from time to time, for a period of one (1) year following the Separation Date.  In this regard, Executive acknowledges that during the first three (3) months of the term of this Agreement, it is likely that he will be requested to consult on ***.  Although *** is expected to require substantial time and effort of Executive, neither the Company nor Executive expects the time and effort of Executive to remain at such levels on a sustained basis over the remaining term of this Agreement.   Executive further acknowledges that the consultation is to be performed from Executive’s home and, upon reasonable advanced notice, the Company’s office in California, but that the consultation also may require Executive to travel from time to time.

(b) From and after the Separation Date, Executive shall be an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

venture, employee or agency relationship between Executive and the Company for any purpose.  After the Separation Date, Executive shall have no authority to bind the Company or its affiliates, and Executive shall not attempt to obligate or bind the Company or any of its affiliates in any way without the Company’s prior approval.  All documents, including but not limited to contracts, agreements, letters of intent, employment agreements and leases, that purport to bind or obligate the Company or any of its affiliates in any respect must be signed by the appropriate representative(s) of the Company.

(c) The Company will provide Executive with support services in its California office for the consulting period following the Separation Date to the extent determined necessary and reasonable by the Company.  During the consulting period, Executive may be engaged or employed in any other business, trade, profession or other activity which does not place Executive in a conflict of interest with the Company; provided, that, during the consulting period, Executive shall not be engaged in any business activities that do or may compete with the business of the Company, without the Company’s prior written consent to be given or withheld in its sole discretion.

(d) As compensation for Executive’s consultation, Executive shall continue to be a Service Provider as defined in the Company’s 2010 Equity Incentive Plan (the “Plan”) and the Equity Awards will continue vesting in accordance with the Plan until the Consultation Termination Date (as defined below) (“Consulting Fee”).  Executive acknowledges and agrees that the Consulting Fee does not constitute compensation for Executive’s time worked and services rendered through the Separation Date, but rather constitutes consideration for Executive’s agreement to provide consulting services to the Company on an “as needed” basis and as an independent consultant for the one (1) year period following the Separation Date, and that such consideration is above and beyond any wages, salary or other sums to which Executive is entitled from the Company under the terms of his employment with the Company or under any other contract or law.  Executive shall be responsible for costs or expenses incurred by Executive in connection with the performance of the consulting services, and in no event shall the Company reimburse Executive for any such costs or expenses, except that the Company will reimburse Executive for travel-related expenses when the Company requests that Executive travel in order to provide the consulting services, and the Company pre-approves any such expenses.

(e) The Plan and the Notice of Grant for each Stock Option (as defined below) shall hereby be amended such that each such Stock Option shall be exercisable until the earlier of the Term/Expiration Date specified in each such Notice of Grant or such date as the Stock Option is terminated in accordance with the Plan; provided, however, that any portion of a Stock Option that vests during the period beginning with the Separation Date of this Agreement and ending on such date as the Bring Down Release is delivered by Executive and becomes effective (the “Bring Down Date”) may not be exercised until after the Bring Down Date.

(f) For purposes of the Agreement, the Equity Awards shall mean the Stock Options and the RSUs set forth below, as of the Separation Date.

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

STOCK OPTIONS

Grant No.	Grant Date	Plan/Type	Shares	Vested	Unvested	Termination
00003582	09/03/2013	2010/ISO	31,004	31,004	0	09/03/2020
00003583	09/03/2013	2010/NQ	968,996	968,996	0	09/03/2020
00003981	01/23/2015	2010/NQ	542,508	421,854	120,654	01/23/2022
00004089	01/22/2016	2010/NQ	1,000,000	479,166	520,834	01/22/2023
00004190	01/27/2017	2010/NQ	1,000,000	0	1,000,000	01/27/2024
0003975	01/23/2015	2010/ISO	86,092	36,500	49,592	01/23/2022

RSUs

Grant No.	Grant Date	Plan/Type	Shares	Vested	Unvested
00003968	01/23/2015	2010/RSU	66,000	45,375	20,625
00004002	07/31/2015	2010/RSU	117,000	117,000	0
00004183	09/26/2016	2010/RSU	300,000	262,500	37,500
00004258	01/27/2017	2010/RSU	150,000	0	150,000

(g) The Company is and shall be, the sole and exclusive owner of all right, title and interest throughout the world in and to all the results and proceeds of the consulting services performed under this Agreement (the “Deliverables”), including all patents, copyrights, trademarks, trade secrets and other intellectual property rights (collectively “Intellectual Property Rights”).

(h) The Company may terminate the consulting services provided under this Agreement upon written notice to Executive if the Company determines that Executive is not willing, available or able to provide the required consulting services after reasonable attempts by the Company to obtain such consulting services from Executive.  The Company may also terminate this Agreement upon written notice to Executive for any reason after July 31, 2018.  The consulting relationship will terminate, unless mutually renewed by both the Executive and the Company in writing, on the one (1) year anniversary of the Separation Date.  In the event of termination pursuant to this Section 5(h) (“Consultation Termination Date”), Executive shall be a Service Provider under the Plan and the Equity Awards shall continue to vest through the date of termination of the consulting relationship.

(i) Executive agrees to execute a second release, in the form attached to this Agreement as Exhibit A (the “Bring Down Release”), on or within five (5) days of the Consultation

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

Termination Date, which Bring Down Release shall cover the period from the date of execution of this Agreement through the Consultation Termination Date.

6. Deferred Compensation. Notwithstanding anything in this Agreement to the contrary, if (i) on the date of Executive’s “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code,” and such separation, a “Separation from Service”), any of the Company's stock is publicly traded on an established securities market or otherwise (within the meaning of Section 409A(a)(2)(B)(i) of the Code), (ii) Executive is determined to be a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code, (iii) the payments or benefits provided to Executive from the Company on account of Executive’s Separation from Service, to the extent such payments or benefit (after taking into account all exclusions applicable to such payments or benefits under Section 409A of the Code) is properly treated as “deferred compensation” subject to Section 409A and (iv) such delay is required to avoid the imposition of the tax set forth in Section 409A(a)(1) of the Code, as a result of such Separation from Service, Executive would receive any payment that, absent the application of this Section 8, would be subject to interest and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, then no such payment shall be payable prior to the date that is the first business day after the earliest of (A) six (6) months after Executive’s termination date, (B) Executive's death or (C) such other date as will cause such payment not to be subject to such interest and additional tax (with a catch-up payment equal to the sum of all amounts that have been delayed to be made as of the date of the initial payment).

7. General Release. Except for any rights granted under this Agreement, Executive, for himself, and for his heirs, assigns, executors and administrators, hereby releases, remises and forever discharges the Company, its parents, subsidiaries, affiliates, divisions, predecessors, successors, assigns, and their directors, officers, partners, attorneys, shareholders, administrators, employees, agents, representatives, employment benefit plans, plan administrators, fiduciaries, trustees, insurers and re-insurers, and all of their predecessors, successors and assigns, (collectively, the “Releasees”), of and from all claims, causes of action, covenants, contracts, agreements, promises, damages, disputes, demands, and all other manner of actions whatsoever, in law or in equity, that Executive ever had, may have had, now has, or that his heirs, assigns, executors or administrators hereinafter can, shall or may  have, whether known or unknown, asserted or unasserted, suspected or unsuspected in connection with Executive’s employment or the termination of that employment, or any act or omission with respect to Executive’s employment which has occurred at any time up to and including the date of the execution of this Release (the “Released Claims”).

(a) Released Claims. The Released Claims released include, but are not limited to, any claims for monetary damages; any claims related to Executive’s employment with the Company or the termination thereof; any claims to severance or similar benefits; any claims to expenses, attorneys’ fees or other indemnities ; any claims based on actions or failure to act on or before the date of this Agreement; any claims for other personal remedies or damages sought in any legal proceeding or charge filed with any court or federal, state or local agency either by one (1) or by a person claiming to act on Executive’s behalf or in Executive’s interest. Executive understands that the Released Claims might have arisen under many different local, state and federal statutes, regulations, case law and/or common law doctrines. Executive

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

hereby specifically, but without limitation, agrees to release all of the Releasees from any and all claims under the following:

i. Antidiscrimination laws, such as Title VII of the Civil Rights Act of 1964, as amended, and Executive Order 11246 (which prohibit discrimination based on race, color, national origin, religion, or sex); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based on race or color); the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973 (which prohibit discrimination based upon disability); the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq. (which prohibits discrimination on the basis of age); the Equal Pay Act (which prohibits paying men and women unequal pay for equal work); the California Fair Employment and Housing Act, California Government Code Section 12900 et seq. (which prohibits discrimination based on protected characteristics including race, color, religion, sex, gender, gender expression, gender identity, sexual orientation, marital status, national origin, language restrictions, ancestry, physical or mental disability, medical condition, age, military or veteran status, and denial of leave); the California Equal Pay Law (which prohibits paying an employee at a rate less than another employee of a different sex, race, or ethnicity for substantially similar work), California Labor Code Section 1197.5; the Unruh Civil Rights Act, California Civil Code Section 51 et seq. (which prohibits discrimination based on age, sex, race, color, religion, ancestry, national origin, disability, medical condition, marital status, or sexual orientation); New Jersey Law Against Discrimination, N.J.S.A. § 10:5-1 et seq.; or any other local, state or federal statute, regulation, common law or decision concerning discrimination, harassment, or retaliation on these or any other grounds or otherwise governing the employment relationship.

ii. Other employment laws, such as the federal Worker Adjustment and Retraining Notification Act of 1988 and the California Worker Adjustment and Retraining Notification Act, California Labor Code Sections 1400 et seq. (known as WARN laws, which require that advance notice be given of certain workforce reductions); the Executive Retirement Income Security Act of 1974 (which, among other things, protects employee benefits); the Fair Labor Standards Act of 1938 (which regulates wage and hour matters); the Family and Medical Leave Act of 1993 (which requires employers to provide leaves of absence under certain circumstances); the California Labor Code (which regulates employment and wage and hour matters); the California Family Rights Act of 1993, California Government Code Section 12945.1 et seq. (which requires employers to provide leaves of absence under certain circumstances); New Jersey Family Leave Act, N.J.S.A. § 34:11B-1 et seq.; Conscientious Employee Protection Act (C.E.P.A.), N.J.S.A. §§ 34:19-1 et seq.; New Jersey Wage Laws, N.J.S.A. § 34:11 et seq.; and any other federal, state, or local statute, regulation, common law or decision relating to employment, such as veterans’ reemployment rights laws or any other aspect of employment.

iii. Other laws of general application, such as any federal, state, or local law enforcing express or implied employment or other contracts or covenants; any other federal, state or local laws providing relief for alleged wrongful discharge, physical or personal injury, breach of contract, emotional distress, fraud, negligent misrepresentation, defamation, invasion of privacy, violation of public policy and similar or related claims; common law claims under any tort, contract or other theory now or hereafter recognized, and any other federal, state, or local statute, regulation, common law or decision otherwise regulating employment.

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

(a) Participation in Agency Proceedings. Nothing in this Agreement shall prevent Executive from filing a charge (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), the California Department of Fair Employment and Housing (the “DFEH”), or other similar state or local agencies, or from participating in any investigation or proceeding conducted by the EEOC, the NLRB, the DFEH or similar state or local agencies. However, by entering into this Agreement, Executive understands and agrees that he is waiving any and all rights to recover any monetary relief or other personal relief as a result of any such EEOC, NLRB, DFEH or similar state or local agency proceedings, including any subsequent legal action.

(b)  Claims Not Released. The Released Claims do not include claims by Executive for: (1) unemployment insurance; (2) worker’s compensation benefits; (3) state disability compensation; (4) Accrued Amounts ; (5) any rights for indemnification or contribution under the Company’s certificate of incorporation or by-laws, the laws of the state of incorporation or any rights to insurance coverage under any applicable directors’ and officers’ liability insurance policy and (6) any other rights that cannot by law be released by private agreement.

(c) Waiver of Rights under California Civil Code Section 1542. Executive further acknowledges that he has read Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive understands that Section 1542 gives his the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right. Even though Executive is aware of this right, Executive nevertheless hereby voluntarily waives the right described in Section 1542, and elects to assume all risks for claims that now exist in his favor, known or unknown, arising from the subject matter of the Release.

Executive acknowledges that different or additional facts may be discovered in addition to what he now knows or believes to be true with respect to the matters released in this Agreement, and Executive agrees that this Agreement will be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any such different or additional facts. Executive represents and warrants that he has not previously filed or joined in any claims that are released in this Agreement and that he has not given or sold any portion of any claims released herein to anyone else, and that he will indemnify and hold harmless the persons and entities released in this Agreement from all liabilities, claims, demands, costs, expenses and/or attorneys’ fees incurred as a result of any such prior assignment or transfer.

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

8. Non-Disclosure of This Agreement. Executive agrees that from and after the date of the receipt of this Agreement, he will not, directly or indirectly, provide to any person or entity any information concerning or relating to the negotiation of this Agreement or its terms and conditions, except: (i) to the extent specifically required by law or legal process or as authorized in writing by the Company; (ii) to his tax advisors as may be necessary for the preparation of tax returns or other reports required by law; (iii) to his attorneys as may be necessary to secure advice concerning this Agreement; or (iv) to members of his immediate family. Executive agrees that prior to disclosing such information under parts (ii), (iii), or (iv), he will inform the recipients that they are bound by the limitations of this section. Subsequent disclosure by any such recipients will be deemed to be a disclosure by Executive in breach of this Agreement.

9. Obligations Regarding Confidential Information. Executive hereby reaffirms his existing obligations, to the fullest extent permitted by law, under the Confidential Information, Invention Assignment, and Arbitration Agreement that he signed with the Company or its affiliates on or about August 30, 2013 (the “Confidentiality Agreement”). Executive understands that his obligations under the Confidentiality Agreement survive his employment with the Company as provided in that agreement.

10. Return of Information and Property. Executive hereby covenants and agrees that Executive shall promptly return all documents (whether in hard copy or electronic format), keys, credit cards, data devices, computer equipment, Company products, keycards, account information, and all other items which are the property of the Company and/or which contain confidential information. Executive agrees to work in cooperation with the Company’s IT Department to delete all Company confidential information and Company contacts from his/his personal laptop computer, cellular phone and iPad. If Executive fails to return any company property, the Company will deduct from the Severance an amount equal to the value of non-returned property.

11. Non-disparagement. Executive agrees that he will not make to any person or entity any false, disparaging, or derogatory comments about the Company, its business affairs, its products, its employees, clients, contractors, agents, or any of the other Releasees as defined in Section 5. The Company agrees to instruct the Company’s officers not to make any disparaging statements about Executive to any third party, whether inside or outside the Company.

12. Communication with Government Agencies. Notwithstanding anything to the contrary herein, Executive understands that nothing in this Agreement restricts or prohibits Executive from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity (collectively, “Government Agencies”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation, and Executive does not need the Company’s prior authorization to engage in such conduct.  This Agreement does not limit Executive’s right to receive an award for information provided to Government Agencies.

13. General. This Agreement and the Confidentiality Agreement contain the entire understanding and agreement between the parties relating to the subject matter of this Agreement, and may not be altered or amended except by an instrument in writing signed by both parties. Executive has not

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

relied upon any representation or statement outside this Agreement with regard to the subject matter, basis or effect of this Agreement. This Agreement shall be governed, construed, and enforced by the internal laws of the State of New Jersey, without regard to the choice of law rules of any jurisdiction. To the extent any lawsuit is permitted under this Agreement, the Executive hereby expressly consents to the personal and exclusive jurisdiction and venue of the state and federal courts located in New Jersey for any lawsuit filed against the Executive by the Company. The language of all parts of this Agreement will in all cases be construed as a whole, according to the language’s fair meaning, and not strictly for or against any of the parties. This Agreement will be binding upon and inure to the benefit of the parties and their respective representatives, successors and permitted assigns. Neither the waiver by either party of a breach of or default under any of the provisions of the Agreement, nor the failure of such party, on one (1) or more occasions, to enforce any of the provisions of the Agreement or to exercise any right or privilege hereunder will thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any provisions, rights or privileges hereunder. The parties agree to take or cause to be taken such further actions as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms, and conditions of this Agreement. This Agreement and the rights and obligations of the parties hereunder may not be assigned by Executive without the prior written consent of the Company, but may be assigned by the Company without Executive’s permission or consent. If any one (1) or more of the provisions of this Agreement, or any part thereof, will be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement will not in any way be affected or impaired thereby. This Agreement may be signed in one (1) or more counterparts, each of which will be deemed an original, and all of which together will constitute one (1) instrument.

14. Arbitration and Equitable Relief.

(a) Intent of Agreement. The Company and the Executive agree and intend for this Agreement to govern the resolution of all disputes, claims and other matters that arise out of or concerning our relationship, whether related to Executive’s employment with the Company or not. The Company and the Executive (collectively, the “Parties”) shall resolve all such matters in accordance with the provisions of this Agreement.

(b) Mandatory Arbitration. The Parties agree that all claims, complaints, controversies, grievances, or disputes (collectively, “claims”) that arise out of or relate in any way to the Parties’ relationship, whether based on contract, tort, statutory, or any other legal theory, shall be submitted to mandatory, binding arbitration in New Jersey before a neutral arbitrator who is licensed to practice law in the state in which the arbitration is convened (the “Arbitrator”). The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et seq, as amended, and shall be administered by the Judicial Arbitration & Mediation Services, Inc. (“JAMS”), in accordance with pursuant to its then-current Employment Arbitration Rules & Procedures (the “JAMS Rules”). A copy of the Employment Arbitration Rules & Procedures is attached hereto as Exhibit B. The Rules are also available online at http://www.jamsadr.com/rules-employment-arbitration/. The Parties or their representatives may also call JAMS at 800.352.5267 if they have questions about the arbitration process. If the JAMS Rules are inconsistent with the terms of this Agreement, the terms of this Agreement shall govern.

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

(c) Covered Claims. This Agreement covers all claims under federal, state or local law arising out of or relating to Executive’s application for employment with the Company, any offer of employment made by the Company, Executive’s employment by the Company, the breach of any employment agreement, the termination of Executive’s employment with the Company, or any other aspect of Executive’s employment relationship with the Company, claims that the Executive may have against the Company or against its officers, directors, supervisors, managers, employees, or agents in their capacity as such, and claims that the Company may have against Executive. The claims covered by this Agreement (the “Covered Claims”) include, but are not limited to, claims for breach of any contract or covenant (express or implied), tort claims, claims for wrongful termination (constructive or actual) in violation of public policy, claims for discrimination or harassment (including, but not limited to, harassment or discrimination based on race, sex, gender, religion, national origin, age, marital status, medical condition, psychological condition, mental condition, disability, sexual orientation, or any other characteristic protected by law), claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, including, but not limited to, all claims arising under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the California Fair Employment and Housing Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, and Employee Retirement Income Security Act. The Parties specifically agree that the Covered Claims include claims under the Fair Labor Standards Act, the California Labor Code, and other federal, state, or local laws governing wages, hours and working conditions, including, but not limited to, claims for overtime, unpaid wages, and meal period and rest break violations.

(d) Claims Not Covered. Claims for workers’ compensation, unemployment compensation benefits, claims as a stockholder or any other claims that, as a matter of law, the Parties cannot agree to arbitrate are not subject to, and are excluded from, this Agreement. Nothing in this Agreement shall be interpreted prohibit or preclude the filing of complaints with the California Department of Fair Employment and Housing, the Equal Employment Opportunity Commission, or the National Labor Relations Board.

(e) Waiver of Class Action and Collective Action Claims. Except as otherwise required by law, the Parties expressly intend and agree that: (a) class action and collective action procedures shall neither be asserted nor apply in any arbitration conducted pursuant to this Agreement; (b) each Party will not assert class or collective action claims against the other in arbitration or otherwise; and (c) the Parties shall only submit their own, individual claims in arbitration and will not seek to represent the interests of any other person.

(f) Waiver of Trial By Jury. THE EXECUTIVE UNDERSTANDS AND FULLY AGREES THAT BY ENTERING INTO THIS AGREEMENT, BOTH THE COMPANY AND THE EXECUTIVE ARE GIVING UP THEIR CONSTITUTIONAL RIGHT TO HAVE A TRIAL BY JURY, AND ARE GIVING UP THEIR NORMAL RIGHTS OF APPEAL FOLLOWING THE RENDERING OF A DECISION, EXCEPT AS THE FEDERAL ARBITRATION ACT AND APPLICABLE FEDERAL LAW ALLOW FOR JUDICIAL REVIEW OF ARBITRATION PROCEEDINGS.

(g) Claims Procedure. Arbitration shall be initiated pursuant to this Agreement upon written notice of either Party. The aggrieved Party shall give written notice of any claim to the other Party

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

by certified or registered mail, return receipt requested. The Executive agrees to mail written notice of all claims to the Company’s General Counsel at 900 E. Hamilton Avenue, Suite 550, Campbell, CA 95008 (“Notice Address”). The Company agrees to mail written notice of all claims to Executive’s last known address on file with the Company. The written notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based. Written notice of arbitration shall be initiated within the statute of limitations and other time limitations applicable to the claim(s) asserted.

(h) Arbitrator Selection. The Arbitrator shall be selected as provided in the JAMS Rules.

(i) Discovery. The JAMS Rules regarding discovery shall apply to any arbitration conducted under this Agreement. The Arbitrator shall decide all discovery disputes.

(j) Substantive Law. The Arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state in which the claim arose, or federal law, or both, as applicable to the claim(s) asserted. The Federal Rules of Evidence shall apply. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, or enforceability of this Agreement. The Arbitrator shall conduct and preside over an arbitration hearing of reasonable length, to be determined by the Arbitrator. The Arbitrator shall provide the Parties with a written decision explaining his or her findings and conclusions. The Arbitrator’s decision shall be final and binding upon the Parties.

(k) Motions. The Arbitrator shall have jurisdiction to hear and decide prehearing disputes and is authorized to hold prehearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to set deadlines for completion of discovery and the filing of dispositive motions, and to set briefing schedules for any motions. The Arbitrator shall have the authority to adjudicate any cause of action, claim, or defense, including entire claims, pursuant to a motion for summary adjudication and/or summary judgment, and, in deciding such motions, shall apply applicable substantive state or federal law.

(l) Compelling Arbitration/Enforcing Award. Either Party may bring an action in court to compel arbitration under this Agreement and to confirm, vacate or enforce an arbitration award. Each Party shall bear its own attorney fees and costs and other expenses of such action.

(m) Arbitration Fees and Costs. The Company shall be responsible for all costs unique to the arbitration process. Each Party shall pay its own costs and attorneys’ fees, if any; provided, however, if the Arbitrator determines that the Executive’s position was asserted in good faith with a reasonable basis, the Company shall pay the Executive’s reasonable attorneys’ fees and costs. Under no circumstances shall the Executive be responsible for the Company’s attorneys’ fees.

(n) Term of Agreement. This Agreement shall survive the termination of Executive’s employment. It may only be revoked or modified in a writing that specifically states the intent to revoke or modify the Agreement and that is signed by both Executive and the Chairman of the Board.

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

(o) Severability. If any provision of this Agreement is adjudged to be void or otherwise unenforceable, in whole or in part, the void or unenforceable provision shall be severed and such adjudication shall not affect the validity of the remainder of this Agreement.

(p) Voluntary Agreement. By executing this Agreement, the Parties represent that they have been given the opportunity to fully review, comprehend and negotiate the terms of this Agreement. The Parties understand the terms of this Agreement, and freely and voluntarily sign it.

15. No Admission; Attorneys’ Fees. The parties agree that nothing contained in this Agreement will constitute or be treated as an admission of liability or wrongdoing by either of them. In any action to enforce the terms of this Agreement, the prevailing party will be entitled to recover its costs and expenses, including reasonable attorneys’ fees.

16. ADEA Acknowledgment/Time Periods. With respect to the General Release in Section 5 hereof, Executive agrees and understands that by signing this Agreement, he is specifically releasing all claims under the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq. Executive acknowledges that he has carefully read and understands this Agreement in its entirety, and executes it voluntarily and without coercion.

(a) Consideration Period. Executive further acknowledges that he is hereby being advised in writing to consult with a competent, independent attorney of his or her choice, at his or her own expense, regarding the legal effect of this Agreement before signing it, and that he is being given a period of twenty-one (21) days within which to consider and execute this Agreement, unless he voluntarily chooses to execute this Agreement before the end of the twenty-one (21) day period.

(b) Revocation Period. Executive understands that he has seven (7) days following his execution of this Agreement to revoke it in writing, and that this Agreement is not effective or enforceable until after this seven (7) day period has expired without revocation. For a revocation to be effective, written notice must be received by the Chief Financial Officer of the Company at 900 E. Hamilton Avenue, Suite 550, Campbell, CA 95008, by no later than 9:00 a.m. on the eighth (8th) calendar day after the date by which Executive has signed this Agreement (“Revocation Deadline”).

17. Execution. Executive agrees that he will not sign and execute this Agreement before his Separation Date. Executive understands and agrees that this Agreement shall be null and void and have no legal or binding effect whatsoever if: (1) Executive signs but then timely revokes the Agreement or (2) the Agreement is not signed by Executive on or before the twenty-first (21st) day after Executive receives it.  This Agreement is only effective upon the receipt by the Company of this Agreement, duly executed by Executive and without revocation by the Executive of the Agreement by the Revocation Deadline (“Effective Date”).

[SIGNATURE PAGE FOLLOWS]

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have agreed to the terms and conditions of this Agreement as of the date first set forth below.

EXECUTIVE:

/s/ Seth H.Z. Fischer

Name: Seth H.Z. Fischer

Date: 12/26/2017

VIVUS, INC.

By: /s/ Mark Oki

Name: Mark Oki

Title: Chief Financial Officer

Date: 26 Dec 2017

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

ELECTION TO EXECUTE PRIOR TO EXPIRATION

OF 21-DAY CONSIDERATION PERIOD

I, Seth H.Z. Fischer, understand that I have twenty-one (21) days within which to consider and execute the attached Confidential Separation Agreement and General Release. However, after having an opportunity to consult counsel, I have freely and voluntarily elected to execute the Confidential Separation Agreement and General Release before such twenty-one (21) day period has expired.

DateExecutive Signature

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

EXHIBIT A

BRING DOWN RELEASE

Pursuant to Section 5(h) of the [DATE] Confidential Separation, General Release and Post-Separation Consulting Agreement  (the “Agreement”) entered into between entered into between Seth H.Z. Fischer (“Executive”) and VIVUS, Inc. (the “Company”), Executive and the Company agree as follows:

1. Defined Terms. Defined terms used but not defined in this Bring Down Release shall have the meanings given such terms in the Agreement.

2. Acknowledgement. Executive acknowledges and agrees that, other than the payments described in Section 5 of the Agreement, he has been fully paid any and all compensation due and owing to her, including all wages, salary, commissions, bonuses, incentive payments, consultant fees, profit-sharing payments, expense reimbursements, leave or other benefits, up to and through the Consulting Termination Date or otherwise.  Executive further agrees that the Severance Benefits referred to in Section 4 of the Agreement is not compensation for Executive’s services rendered through the Separation Date or Consulting Termination Date, but rather constitutes consideration for the promises contained in the Agreement, and is above and beyond any wages, compensation, or salary or other sums to which he is entitled from the Company under the terms of his employment or consulting relationship with the Company or under any other contract or law.

3. General Release.  Except for any rights granted under the Agreement and this Bring Down Release, Executive, for himself, and for Executive’s heirs, assigns, executors and administrators, hereby releases, remises and forever discharges the Company and its parents, subsidiaries, affiliates, and divisions, and each of their respective directors, officers, partners, attorneys, shareholders, administrators, employees, agents, representatives, employment benefit plans, plan administrators, fiduciaries, trustees, insurers and re-insurers, agents, and all of their predecessors, successors and assigns (collectively, the “Releasees”) of and from all claims, causes of action, covenants, contracts, agreements, promises, damages, disputes, demands, and all other manner of actions whatsoever, in law or in equity, that Executive ever had, may have had, now has, or that Executive’s heirs, assigns, executors or administrators hereinafter can, shall or may have, whether known or unknown, asserted or unasserted, suspected or unsuspected, as a result of or related to Executive’s employment or consulting relationship with the Company, the termination of that employment or consulting relationship, or any act or omission which has occurred at any time up to and including the date of the execution of this Bring Down Release (the “Released Claims”).

a) Released Claims.  The Released Claims released include, but are not limited to, any claims for monetary damages; any claims for wages or compensation allegedly owed to Executive; any claims related to Executive’s employment or consulting relationship with the Company or the termination thereof; any claims to severance or similar benefits; any claims to expenses, attorneys’ fees or other indemnities; any claims based on any actions or failures to act that occurred on or before the date of this Bring Down Release; and any claims for other personal remedies or damages sought in any legal proceeding or charge filed with any court or federal, state or local agency either by Executive or by any person claiming to act on Executive’s behalf or in Executive’s interest.  Executive understands that the Released Claims

1

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

may have arisen under different local, state and federal statutes, regulations, or common law doctrines.  Executive hereby specifically, but without limitation, agrees to release all Releasees from any and all claims under each of the following laws:

i. Antidiscrimination laws, such as Title VII of the Civil Rights Act of 1964, as amended, and Executive Order 11246 (which prohibit discrimination based on race, color, national origin, religion, or sex); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based on race or color); the Age Discrimination in Employment Act of 1967 (which prohibits discrimination based upon age); the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973 (which prohibit discrimination based upon disability); the Equal Pay Act (which prohibits paying men and women unequal pay for equal work); the California Fair Employment and Housing Act, California Government Code Section 12900 et seq. (which prohibits discrimination based on protected characteristics including race, color, religion, sex, gender, sexual orientation, marital status, national origin, language restrictions, ancestry, physical or mental disability, medical condition, age, and denial of leave); the California Equal Pay Law (which prohibits paying an employee at a rate less than another employee of a different sex, race, or ethnicity for substantially similar work), California Labor Code Section 1197.5; the Unruh Civil Rights Act, California Civil Code Section 51 et seq. (which prohibits discrimination based on age, sex, race, color, religion, ancestry, national origin, disability, medical condition, marital status, or sexual orientation); New Jersey Law Against Discrimination, N.J.S.A. § 10:5-1 et seq.; or any other local, state or federal statute, regulation, common law or decision concerning discrimination, harassment, or retaliation on these or any other grounds or otherwise governing the employment relationship.

ii. Other employment laws, such as the federal Worker Adjustment and Retraining Notification Act of 1988 and the California Worker Adjustment and Retraining Notification Act, California Labor Code Sections 1400 et seq. (known as WARN laws, which require advance notice of certain workforce reductions); the Executive Retirement Income Security Act of 1974 (which, among other things, protects employee benefits); the Fair Labor Standards Act of 1938 (which regulates wage and hour matters); the Family and Medical Leave Act of 1993 (which requires employers to provide leaves of absence under certain circumstances); the California Labor Code (which regulates employment and wage and hour matters, including but not limited to misclassification claims); the California Family Rights Act of 1993, California Government Code Section 12945.1 et seq. (which requires employers to provide leaves of absence under certain circumstances); New Jersey Family Leave Act, N.J.S.A. § 34:11B-1 et seq.; Conscientious Employee Protection Act (C.E.P.A.), N.J.S.A. §§ 34:19-1 et seq.; New Jersey Wage Laws, N.J.S.A. § 34:11 et seq.; and any other federal, state, or local statute, regulation, common law or decision relating to employment, reemployment rights, leaves of absence or any other aspect of employment.

iii. Other laws of general application, such as federal, state, or local laws enforcing express or implied employment agreements or other contracts or covenants, or addressing breaches of such agreements, contracts or covenants; federal, state or local laws providing relief for alleged wrongful discharge or termination, physical or personal injury, emotional distress, fraud, intentional or negligent misrepresentation, defamation, invasion of privacy, violation of public policy or similar claims; common law claims under any tort, contract or other theory now or hereafter recognized, and any other federal, state, or local statute, regulation, common law doctrine, or decision regulating or regarding employment.

2

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

a) Participation in Agency Proceedings.  Nothing in this Bring Down Release shall prevent Executive from filing a charge (including a challenge to the validity of this Bring Down Release) with the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), the California Department of Fair Employment and Housing (the “DFEH”), or other similar federal, state or local agency, or from participating in any investigation or proceeding conducted by the EEOC, the NLRB, the DFEH or similar federal, state or local agencies.  However, by entering into this Bring Down Release, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary relief or other personal relief as a result of any such EEOC, NLRB, DFEH or similar federal, state or local agency proceeding, including any subsequent legal action.

b) Claims Not Released.  The Released Claims do not include claims by Executive for unemployment insurance benefits, workers’ compensation benefits, previously vested benefits under any Company-sponsored benefits plan or any other rights that cannot by law be released by private agreement.

c) Waiver of Rights under California Civil Code Section 1542. Executive further acknowledges that he has read Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive understands that Section 1542 gives him the right not to release existing claims of which Executive is not now aware, unless he voluntarily chooses to waive this right.  Even though Executive is aware of this right, he nevertheless hereby voluntarily waives the right described in Section 1542 and any other statutes of similar effect, and elects to assume all risks for claims that now exist in Executive’s favor, known or unknown, arising from the subject matter of the Release.  Executive acknowledges that different or additional facts may be discovered in addition to what Executive now knows or believes to be true with respect to the matters released in this Bring Down Release, and Executive agrees that this Bring Down Release will be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any such different or additional facts. EXCEPT AS OUTLINED ABOVE, THIS MEANS THAT, BY SIGNING THIS BRING DOWN RELEASE, EXECUTIVE WILL WAIVE ANY RIGHT HE MAY HAVE HAD TO PURSUE OR BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM AGAINST COMPANY OR THE SEPARATION DATE RELEASEES INCLUDING, BUT NOT LIMITED TO, CLAIMS THAT IN ANY WAY ARISE FROM OR RELATE TO EXECUTIVE’S EMPLOYMENT OR CONSULTING RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF THAT EMPLOYMENT OR CONSULTING RELATIONSHIPO, UP TO AND INCLUDING THE DATE OF THE EXECUTION OF THIS BRING DOWN RELEASE.  EXECUTIVE AGREES NOT TO PURSUE OR BRING ANY SUCH LAWSUIT OR LEGAL CLAIM SEEKING MONETARY OR OTHER RELIEF.

3

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

IN WITNESS WHEREOF, the undersigned has executed this Bring Down Release as of the Consultation Termination Date.

[DO NOT SIGN UNTIL LAST DAY OF CONSULTING RELATIONSHIP]

DateExecutive Signature

4

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

EXHIBIT B

Employment Arbitration Rules & Procedures

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

JAMS

Employment Arbitration Rules & Procedures

Effective July 1, 2014

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

JAMS EMPLOYMENT ARBITRATION RULES & PROCEDURES

JAMS provides arbitration and mediation services worldwide. We resolve some of the world’s largest, most complex and contentious disputes, utilizing JAMS Rules & Procedures as well as the rules of other domestic and international arbitral institutions.

JAMS arbitrators and mediators are full-time neutrals who come from the ranks of retired state and federal judges and prominent attorneys. These highly trained, experienced ADR professionals are dedicated to the highest ethical standards of conduct.

Parties wishing to write a pre-dispute JAMS arbitration clause into their agreement should review the sample arbitration clauses on page 4. These clauses may be modified to tailor the arbitration process to meet the parties’ individual needs.

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

TABLE OF CONTENTS

Administrative Fees	3

Sample Clauses for Use in Employment Dispute Resolution Programs and Contracts

Sample Clause for Mediation Only	4
Sample Clause for Mediation and Arbitration	4

JAMS Employment Arbitration Rules & Procedures

Rule 1. Scope of Rules	5
Rule 2. Party Self-Determination	6
Rule 3. Amendment of Rules	6
Rule 4. Conflict with Law	6
Rule 5. Commencing an Arbitration	6
Rule 6. Preliminary and Administrative Matters	7
Rule 7. Number and Neutrality of Arbitrators; Appointment and Authority of Chairperson	9
Rule 8. Service	9
Rule 9. Notice of Claims	11
Rule 10. Changes of Claims	12
Rule 11. Interpretation of Rules and Jurisdictional Challenges	12
Rule 12. Representation	13
Rule 13. Withdrawal from Arbitration	13
Rule 14. Ex Parte Communications	13
Rule 15. Arbitrator Selection, Disclosures and Replacement	14
Rule 16. Preliminary Conference	16
Rule 17. Exchange of Information	16
Rule 18. Summary Disposition of a Claim or Issue	17
Rule 19. Scheduling and Location of Hearing	18
Rule 20. Pre-Hearing Submissions	18
Rule 21. Securing Witnesses and Documents for the Arbitration Hearing	19
Rule 22. The Arbitration Hearing	19
Rule 23. Waiver of Hearing	21

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

Rule 24. Awards	21
Rule 25. Enforcement of the Award	23
Rule 26. Confidentiality and Privacy	23
Rule 27. Waiver	24
Rule 28. Settlement and Consent Award	24
Rule 29. Sanctions	25
Rule 30. Disqualification of the Arbitrator as a Witness or Party and Exclusion of Liability	25
Rule 31. Fees	26
Rule 32. Bracketed (or High-Low) Arbitration Option	27
Rule 33. Final Offer (or Baseball) Arbitration Option	27
Rule 34. Optional Arbitration Appeal Procedure	28

Administrative Fees

For two-party matters, JAMS charges a $1,200 Filing Fee, to be paid by the party initiating the Arbitration. For matters involving three or more parties, the Filing Fee is $2,000. A Case Management Fee of 12% will be assessed against all Professional Fees, including time spent for hearings, pre- and post-hearing reading and research and award preparation.

JAMS neutrals set their own hourly, partial and full-day rates. For information on individual neutrals’ rates and the administrative fees, please contact JAMS at 800.352.5267. The fee structure is subject to change.

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

Sample Clauses for Use in Employment Dispute Resolution Programs and Contracts

The following are basic sample clauses providing for mediation or arbitration in an employment contract. A variety of issues may affect the enforceability or effectiveness of these sample clauses; therefore, it is recommended that you review applicable law in your jurisdiction and consult experienced counsel for advice. The information contained herein should not be considered legal advice or legal opinion. For information about setting a case, call your local JAMS office at 800.352.5267.

Sample Clause for Mediation Only

Any controversy, dispute or claim arising out of or relating to this [contract] or breach thereof shall first be settled through good-faith negotiation [OR company employment program] [other]. If the dispute cannot be settled through negotiation [OR company employment program] [other], the parties agree to attempt in good faith to settle the dispute by mediation administered by JAMS.

Sample Clause for Mediation and Arbitration

Any controversy, dispute or claim arising out of or relating to this [contract] or breach thereof shall first be settled through good-faith negotiation [OR company employment program] [other]. If the dispute cannot be settled through negotiation [OR company employment program] [other], the parties agree to attempt in good faith to settle the dispute by mediation administered by JAMS. If the parties are unsuccessful at resolving the dispute through mediation, the parties agree to [binding] arbitration administered by JAMS pursuant to its Employment Arbitration Rules & Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness. Judgment on the Award may be entered in any court having jurisdiction.

All of the JAMS Rules, including the Employment Arbitration Rules set forth below, can be accessed at the JAMS website:  www.jamsadr.com/rules-clauses.

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

JAMS EMPLOYMENT ARBITRATION RULES & PROCEDURES

NOTICE: These Rules are the copyrighted property of JAMS. They cannot be copied, reprinted or used in any way without permission of JAMS, unless they are being used by the parties to an arbitration as the rules for that arbitration. If they are being used as the rules for an arbitration, proper attribution must be given to JAMS. If you wish to obtain permission to use our copyrighted materials, please contact JAMS at 949.224.1810.

Rule 1. Scope of Rules

(a) The JAMS Employment Arbitration Rules and Procedures (“Rules”) govern binding Arbitrations of disputes or claims that are administered by JAMS and in which the Parties agree to use these Rules or, in the absence of such agreement, the disputes or claims are employment-related, unless other Rules are prescribed.

(b) The Parties shall be deemed to have made these Rules a part of their Arbitration agreement (“Agreement”) whenever they have provided for Arbitration by JAMS under its Employment Rules or for Arbitration by JAMS without specifying any particular JAMS Rules and the disputes or claims meet the criteria of the first paragraph of this Rule.

(c) The authority and duties of JAMS as prescribed in the Agreement of the Parties and in these Rules shall be carried out by the JAMS National Arbitration Committee (“NAC”) or the office of JAMS General Counsel or their designees.

(d) JAMS may, in its discretion, assign the administration of an Arbitration to any of its Resolution Centers.

(e) The term “Party” as used in these Rules includes Parties to the Arbitration and their counsel or representatives.

(f) “Electronic filing” (e-file) means the electronic transmission of documents to and from JAMS and other Parties for the purpose of filing via the Internet. “Electronic service” (e-service) means the electronic transmission of documents via JAMS Electronic Filing System to a party, attorney or representative under these Rules.

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

Rule 2. Party Self-Determination

(a) The Parties may agree on any procedures not specified herein or in lieu of these Rules that are consistent with the applicable law and JAMS policies (including, without limitation, the JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness and Rules 15(i), 30 and 31). The Parties shall promptly notify JAMS of any such Party-agreed procedures and shall confirm such procedures in writing. The Party-agreed procedures shall be enforceable as if contained in these Rules.

(b) When an Arbitration Agreement provides that the Arbitration will be non-administered or administered by an entity other than JAMS and/or conducted in accordance with rules other than JAMS Rules, the Parties may subsequently agree to modify that Agreement to provide that the Arbitration will be administered by JAMS and/or conducted in accordance with JAMS Rules.

Rule 3. Amendment of Rules

JAMS may amend these Rules without notice. The Rules in effect on the date of the commencement of an Arbitration (as defined in Rule 5) shall apply to that Arbitration, unless the Parties have agreed upon another version of the Rules.

Rule 4. Conflict with Law

If any of these Rules, or modification of these Rules agreed to by the Parties, is determined to be in conflict with a provision of applicable law, the provision of law will govern over the Rule in conflict, and no other Rule will be affected.

Rule 5. Commencing an Arbitration

(a) The Arbitration is deemed commenced when JAMS issues a Commencement Letter based upon the existence of one of the following:

   (i) A post-dispute Arbitration Agreement fully executed by all Parties specifying JAMS administration or use of any JAMS Rules; or

   (ii) A pre-dispute written contractual provision requiring the Parties to arbitrate the employment dispute or claim and specifying JAMS administration or use of any JAMS Rules or that the Parties agree shall be administered by JAMS; or

   (iii) A written confirmation of an oral agreement of all Parties to participate in an Arbitration administered by JAMS or conducted pursuant to any JAMS Rules; or

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

   (iv) The Respondent’s failure to timely object to JAMS administration; or

   (v) A copy of a court order compelling Arbitration at JAMS.

(b) The issuance of the Commencement Letter confirms that requirements for commencement have been met, that JAMS has received all payments required under the applicable fee schedule and that the Claimant has provided JAMS with contact information for all Parties along with evidence that the Demand for Arbitration has been served on all Parties.

(c) If a Party that is obligated to arbitrate in accordance with subparagraph (a) of this Rule fails to agree to participate in the Arbitration process, JAMS shall confirm in writing that Party’s failure to respond or participate, and, pursuant to Rule 19, the Arbitrator, once appointed, shall schedule, and provide appropriate notice of, a Hearing or other opportunity for the Party demanding the Arbitration to demonstrate its entitlement to relief.

(d) The date of commencement of the Arbitration is the date of the Commencement Letter but is not intended to be applicable to any legal requirements such as the statute of limitations, any contractual limitations period or claims notice requirements. The term “commencement,” as used in this Rule, is intended only to pertain to the operation of this and other Rules (such as Rule 3, 13(a), 17(a), 31(a)).

Rule 6. Preliminary and Administrative Matters

(a) JAMS may convene, or the Parties may request, administrative conferences to discuss any procedural matter relating to the administration of the Arbitration.

(b) If no Arbitrator has yet been appointed, at the request of a Party and in the absence of Party agreement, JAMS may determine the location of the Hearing, subject to Arbitrator review. In determining the location of the Hearing, such factors as the subject matter of the dispute, the convenience of the Parties and witnesses, and the relative resources of the Parties shall be considered, but in no event will the Hearing be scheduled in a location that precludes attendance by the Employee.

(c) If, at any time, any Party has failed to pay fees or expenses in full, JAMS may order the suspension or termina-

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

tion of the proceedings. JAMS may so inform the Parties in order that one of them may advance the required payment. If one Party advances the payment owed by a non-paying Party, the Arbitration shall proceed, and the Arbitrator may allocate the non-paying Party’s share of such costs, in accordance with Rules 24(f) and 31(c). An administrative suspension shall toll any other time limits contained in these Rules or the Parties’ Agreement.

(d) JAMS does not maintain an official record of documents filed in the Arbitration. If the Parties wish to have any documents returned to them, they must advise JAMS in writing within thirty (30) calendar days of the conclusion of the Arbitration. If special arrangements are required regarding file maintenance or document retention, they must be agreed to in writing, and JAMS reserves the right to impose an additional fee for such special arrangements. Documents that are submitted for e-filing are retained for thirty (30) calendar days following the conclusion of the Arbitration.

(e) Unless the Parties’ Agreement or applicable law provides otherwise, JAMS, if it determines that the Arbitrations so filed have common issues of fact or law, may consolidate Arbitrations in the following instances:

   (i) If a Party files more than one Arbitration with JAMS, JAMS may consolidate the Arbitrations into a single Arbitration.

   (ii) Where a Demand or Demands for Arbitration is or are submitted naming Parties already involved in another Arbitration or Arbitrations pending under these Rules, JAMS may decide that the new case or cases shall be consolidated into one or more of the pending proceedings and referred to one of the Arbitrators or panels of Arbitrators already appointed.

   (iii) Where a Demand or Demands for Arbitration is or are submitted naming parties that are not identical to the Parties in the existing Arbitration or Arbitrations, JAMS may decide that the new case or cases shall be consolidated into one or more of the pending proceedings and referred to one of the Arbitrators or panels of Arbitrators already appointed.

When rendering its decision, JAMS will take into account all circumstances, including the links between the cases and the progress already made in the existing Arbitrations.

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

Unless applicable law provides otherwise, where JAMS decides to consolidate a proceeding into a pending Arbitration, the Parties to the consolidated case or cases will be deemed to have waived their right to designate an Arbitrator as well as any contractual provision with respect to the site of the Arbitration.

(f) Where a third party seeks to participate in an Arbitration already pending under these Rules or where a Party to an Arbitration under these Rules seeks to compel a third party to participate in a pending Arbitration, the Arbitrator shall determine such request, taking into account all circumstances he or she deems relevant and applicable.

Rule 7. Number and Neutrality of Arbitrators; Appointment and Authority of Chairperson

(a) The Arbitration shall be conducted by one neutral Arbitrator, unless all Parties agree otherwise. In these Rules, the term “Arbitrator” shall mean, as the context requires, the Arbitrator or the panel of Arbitrators in a tripartite Arbitration.

(b) In cases involving more than one Arbitrator, the Parties shall agree on, or, in the absence of agreement, JAMS shall designate, the Chairperson of the Arbitration Panel. If the Parties and the Arbitrators agree, a single member of the Arbitration Panel may, acting alone, decide discovery and procedural matters, including the conduct of hearings to receive documents and testimony from third parties who have been subpoenaed to produce documents.

(c) Where the Parties have agreed that each Party is to name one Arbitrator, the Arbitrators so named shall be neutral and independent of the appointing Party, unless the Parties have agreed that they shall be non-neutral.

Rule 8. Service

(a) The Arbitrator may at any time require electronic filing and service of documents in an Arbitration. If an Arbitrator requires electronic filing, the Parties shall maintain and regularly monitor a valid, usable and live email address for the receipt of all documents filed through JAMS Electronic Filing System. Any document filed electronically shall be considered as filed with JAMS when the transmission to JAMS Electronic Filing System is complete. Any document e-filed by 11:59 p.m. (of the sender’s time zone) shall be deemed filed on that date. Upon completion of filing, JAMS

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

Electronic Filing System shall issue a confirmation receipt that includes the date and time of receipt. The confirmation receipt shall serve as proof of filing.

(b) Every document fi with JAMS Electronic Filing System shall be deemed to have been signed by the Arbitrator, Case Manager, attorney or declarant who submits the document to JAMS Electronic Filing System, and shall bear the typed name, address and telephone number of a signing attorney. Documents containing signatures of third parties (i.e., unopposed motions, affidavits, stipulations, etc.) may also be filed electronically by indicating that the original signatures are maintained by the filing Party in paper format.

(c) Delivery of e-service documents through JAMS Electronic Filing System to other registered users shall be considered as valid and effective service and shall have the same legal effect as an original paper document. Recipients of e-service documents shall access their documents through JAMS Electronic Filing System. E-service shall be deemed complete when the Party initiating e-service completes the transmission of the electronic document(s) to JAMS Electronic Filing System for e-filing and/or e-service. Upon actual or constructive receipt of the electronic document(s) by the Party to be served, a Certificate of Electronic Service shall be issued by JAMS Electronic Filing System to the Party initiating e-service, and that Certificate shall serve as proof of service. Any Party who ignores or attempts to refuse e-service shall be deemed to have received the electronic document(s) 72 hours following the transmission of the electronic document(s) to JAMS Electronic Filing System.

(d) If an electronic filing or service does not occur because of (1) an error in the transmission of the document to JAMS Electronic Filing System or served Party which was unknown to the sending Party; (2) a failure to process the electronic document when received by JAMS Electronic Filing System;

(3) the Party was erroneously excluded from the service list; or (4) other technical problems experienced by the filer, the Arbitrator or JAMS may, for good cause shown, permit the document to be filed nunc pro tunc to the date it was first attempted to be sent electronically. Or, in the case of service, the Party shall, absent extraordinary circumstances, be entitled to an order extending the date for any response or the period within which any right, duty or other act must be performed.

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

(e) For documents that are not filed electronically, service by a Party under these Rules is effected by providing one signed copy of the document to each Party and two copies in the case of a sole Arbitrator and four copies in the case of a tripartite panel to JAMS. Service may be made by hand-delivery, overnight delivery service or U.S. mail. Service by any of these means is considered effective upon the date of deposit of the document.

(f) In computing any period of time prescribed or allowed by these Rules for a Party to do some act within a prescribed period after the service of a notice or other paper on the Party and the notice or paper is served on the Party only by U.S. mail, three (3) calendar days shall be added to the prescribed period.

Rule 9. Notice of Claims

(a) Each Party shall afford all other Parties reasonable and timely notice of its claims, affirmative defenses or counterclaims. Any such notice shall include a short statement of its factual basis. No claim, remedy, counterclaim, or affirmative defense will be considered by the Arbitrator in the absence of such prior notice to the other Parties, unless the Arbitrator determines that no Party has been unfairly prejudiced by such lack of formal notice or all Parties agree that such consideration is appropriate notwithstanding the lack of prior notice.

(b) Claimant’s notice of claims is the Demand for Arbitration referenced in Rule 5. It shall include a statement of the remedies sought. The Demand for Arbitration may attach and incorporate a copy of a Complaint previously filed with a court. In the latter case, Claimant may accompany the Complaint with a copy of any Answer to that Complaint filed by any Respondent.

(c) Within fourteen (14) calendar days of service of the notice of claim, a Respondent may submit to JAMS and serve on other Parties a response and a statement of any affirmative defenses, including jurisdictional challenges, or counterclaims it may have.

(d) Within fourteen (14) calendar days of service of a counterclaim, a Claimant may submit to JAMS and serve on other Parties a response to such counterclaim and any affirmative defenses, including jurisdictional challenges, it may have.

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

(e) Any claim or counterclaim to which no response has been served will be deemed denied.

(f) Jurisdictional challenges under Rule 11 shall be deemed waived, unless asserted in a response to a Demand or counterclaim or promptly thereafter, when circumstances first suggest an issue of arbitrability.

Rule 10.   Changes of Claims

After the filing of a claim and before the Arbitrator is appointed, any Party may make a new or different claim against a Party or any third Party that is subject to Arbitration in the proceeding. Such claim shall be made in writing, filed with JAMS and served on the other Parties. Any response to the new claim shall be made within fourteen

(14) calendar days after service of such claim. After the Arbitrator is appointed, no new or different claim may be submitted, except with the Arbitrator’s approval. A Party may request a hearing on this issue. Each Party has the right to respond to any new or amended claim in accordance with Rule 9(c) or (d).

Rule 11.  Interpretation of Rules and Jurisdictional Challenges

(a) Once appointed, the Arbitrator shall resolve disputes about the interpretation and applicability of these Rules and conduct of the Arbitration Hearing. The resolution of the issue by the Arbitrator shall be final.

(b) Jurisdictional and arbitrability disputes, including disputes over the formation, existence, validity, interpretation or scope of the agreement under which Arbitration is sought, and who are proper Parties to the Arbitration, shall be submitted to and ruled on by the Arbitrator. Unless the relevant law requires otherwise, the Arbitrator has the authority to determine jurisdiction and arbitrability issues as a preliminary matter.

(c) Disputes concerning the appointment of the Arbitrator shall be resolved by JAMS.

(d) The Arbitrator may, upon a showing of good cause or sua sponte, when necessary to facilitate the Arbitration, extend any deadlines established in these Rules, provided that the time for rendering the Award may only be altered in accordance with Rules 22(i) or 24.

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

Rule 12.  Representation

(a) The Parties, whether natural persons or legal entities such as corporations, LLCs, or partnerships, may be represented by counsel or any other person of the Party’s choice. Each Party shall give prompt written notice to the Case Manager and the other Parties of the name, address, telephone and fax numbers and email address of its representative. The representative of a Party may act on the Party’s behalf in complying with these Rules.

(b) Changes in Representation. A Party shall give prompt written notice to the Case Manager and the other Parties of any change in its representation, including the name, address, telephone and fax numbers and email address of the new representative. Such notice shall state that the written consent of the former representative, if any, and of the new representative, has been obtained and shall state the effective date of the new representation.

Rule 13.  Withdrawal from Arbitration

(a) No Party may terminate or withdraw from an Arbitration after the issuance of the Commencement Letter (see Rule 5), except by written agreement of all Parties to the Arbitration.

(b) A Party that asserts a claim or counterclaim may unilaterally withdraw that claim or counterclaim without prejudice by serving written notice on the other Parties and the Arbitrator. However, the opposing Parties may, within seven (7) calendar days of such notice, request that the Arbitrator condition the withdrawal upon such terms as he or she may direct.

Rule 14. Ex Parte Communications

(a) No Party may have any ex parte communication with a neutral Arbitrator, except as provided in section (b) of this Rule. The Arbitrator(s) may authorize any Party to communicate directly with the Arbitrator(s) by email or other written means as long as copies are simultaneously forwarded to the JAMS Case Manager and the other Parties.

(b) A Party may have ex parte communication with its appointed neutral or non-neutral Arbitrator as necessary to secure the Arbitrator’s services and to assure the absence of conflicts, as well as in connection with the selection of the Chairperson of the arbitral panel.

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

(c) The Parties may agree to permit more extensive ex parte communication between a Party and a non-neutral Arbitrator. More extensive communications with a non-neutral Arbitrator may also be permitted by applicable law and rules of ethics.

Rule 15.   Arbitrator Selection, Disclosures and Replacement

(a) Unless the Arbitrator has been previously selected by agreement of the Parties, JAMS may attempt to facilitate agreement among the Parties regarding selection of the Arbitrator.

(b) If the Parties do not agree on an Arbitrator, JAMS shall send the Parties a list of at least five (5) Arbitrator candidates in the case of a sole Arbitrator and ten (10) Arbitrator candidates in the case of a tripartite panel. JAMS shall also provide each Party with a brief description of the background and experience of each Arbitrator candidate. JAMS may replace any or all names on the list of Arbitrator candidates for reasonable cause at any time before the Parties have submitted their choice pursuant to subparagraph

(c) below.

(c) Within seven (7) calendar days of service by the Parties of the list of names, each Party may strike two (2) names in the case of a sole Arbitrator and three (3) names in the case of a tripartite panel, and shall rank the remaining Arbitrator candidates in order of preference. The remaining Arbitrator candidate with the highest composite ranking shall be appointed the Arbitrator. JAMS may grant a reasonable extension of the time to strike and rank the Arbitrator candidates to any Party without the consent of the other Parties.

(d) If this process does not yield an Arbitrator or a complete panel, JAMS shall designate the sole Arbitrator or as many members of the tripartite panel as are necessary to complete the panel.

(e) If a Party fails to respond to a list of Arbitrator candidates within seven (7) calendar days after its service, or fails to respond according to the instructions provided by JAMS, JAMS shall deem that Party to have accepted all of the Arbitrator candidates.

(f) Entities whose interests are not adverse with respect to the issues in dispute shall be treated as a single Party for purposes of the Arbitrator selection process. JAMS

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

shall determine whether the interests between entities are adverse for purposes of Arbitrator selection, considering such factors as whether the entities are represented by the same attorney and whether the entities are presenting joint or separate positions at the Arbitration.

(g) If, for any reason, the Arbitrator who is selected is unable to fulfill the Arbitrator’s duties, a successor Arbitrator shall be chosen in accordance with this Rule. If a member of a panel of Arbitrators becomes unable to fulfill his or her duties after the beginning of a Hearing but before the issuance of an Award, a new Arbitrator will be chosen in accordance with this Rule, unless, in the case of a tripartite panel, the Parties agree to proceed with the remaining two Arbitrators. JAMS will make the final determination as to whether an Arbitrator is unable to fulfill his or her duties, and that decision shall be final.

(h) Any disclosures regarding the selected Arbitrator shall be made as required by law or within ten (10) calendar days from the date of appointment. Such disclosures may be provided in electronic format, provided that JAMS will produce a hard copy to any Party that requests it. The Parties and their representatives shall disclose to JAMS any circumstances likely to give rise to justifiable doubt as to the Arbitrator’s impartiality or independence, including any bias or any financial or personal interest in the result of the Arbitration or any past or present relationship with the Parties and their representatives. The obligation of the Arbitrator, the Parties and their representatives to make all required disclosures continues throughout the Arbitration process.

(i) At any time during the Arbitration process, a Party may challenge the continued service of an Arbitrator for cause. The challenge must be based upon information that was not available to the Parties at the time the Arbitrator was selected. A challenge for cause must be in writing and exchanged with opposing Parties, who may respond within seven (7) days of service of the challenge. JAMS shall make the final determination as to such challenge. Such determination shall take into account the materiality of the facts and any prejudice to the Parties. That decision will be final.

(j) Where the Parties have agreed that a Party-appointed Arbitrator is to be non-neutral, that Party-appointed Arbitrator is not obliged to withdraw if requested to do so only by the party who did not appoint that Arbitrator.

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

Rule 16.   Preliminary Conference

At the request of any Party or at the direction of the Arbitrator, a Preliminary Conference shall be conducted with the Parties or their counsel or representatives. The Preliminary Conference may address any or all of the following subjects:

(a) The exchange of information in accordance with Rule 17 or otherwise;

(b) The schedule for discovery as permitted by the Rules, as agreed by the Parties or as required or authorized by applicable law;

(c) The pleadings of the Parties and any agreement to clarify or narrow the issues or structure the Arbitration Hearing;

(d) The scheduling of the Hearing and any pre-Hearing exchanges of information, exhibits, motions or briefs;

(e) The attendance of witnesses as contemplated by Rule 21;

(f) The scheduling of any dispositive motion pursuant to Rule 18;

(g) The premarking of exhibits, preparation of joint exhibit lists and the resolution of the admissibility of exhibits;

(h) The form of the Award; and

(i) Such other matters as may be suggested by the Parties or the Arbitrator.

The Preliminary Conference may be conducted telephonically and may be resumed from time to time as warranted.

Rule 17.  Exchange of Information

(a) The Parties shall cooperate in good faith in the voluntary and informal exchange of all non-privileged documents and other information (including electronically stored information (“ESI”)) relevant to the dispute or claim immediately after commencement of the Arbitration. They shall complete an initial exchange of all relevant, nonprivileged documents, including, without limitation, copies of all documents in their possession or control on which they rely in support of their positions, names of individuals whom they may call as witnesses at the Arbitration Hearing

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

and names of all experts who may be called to testify at the Arbitration Hearing, together with each expert’s report, which may be introduced at the Arbitration Hearing, within twenty-one (21) calendar days after all pleadings or notice of claims have been received. The Arbitrator may modify these obligations at the Preliminary Conference.

(b) Each Party may take at least one deposition of an opposing Party or an individual under the control of the opposing Party. The Parties shall attempt to agree on the number, time, location and duration of the deposition(s). Absent agreement, the Arbitrator shall determine these issues, including whether to grant a request for additional depositions, based upon the reasonable need for the requested information, the availability of other discovery and the burdensomeness of the request on the opposing Parties and witness.

(c) As they become aware of new documents or information, including experts who may be called upon to testify, all Parties continue to be obligated to provide relevant, nonprivileged documents, to supplement their identification of witnesses and experts and to honor any informal agreements or understandings between the Parties regarding documents or information to be exchanged. Documents that were not previously exchanged, or witnesses and experts that were not previously identified, may not be considered by the Arbitrator at the Hearing, unless agreed by the Parties or upon a showing of good cause.

(d) The Parties shall promptly notify JAMS when a dispute exists regarding discovery issues. A conference shall be arranged with the Arbitrator, either by telephone or in person, and the Arbitrator shall decide the dispute. With the written consent of all Parties, and in accordance with an agreed written procedure, the Arbitrator may appoint a special master to assist in resolving a discovery dispute.

Rule 18. Summary Disposition of a Claim or Issue

The Arbitrator may permit any Party to file a Motion for Summary Disposition of a particular claim or issue, either by agreement of all interested Parties or at the request of one Party, provided other interested Parties have reasonable notice to respond to the motion.

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

Rule 19.   Scheduling and Location of Hearing

(a) The Arbitrator, after consulting with the Parties that have appeared, shall determine the date, time and location of the Hearing. The Arbitrator and the Parties shall attempt to schedule consecutive Hearing days if more than one day is necessary.

(b) If a Party has failed to participate in the Arbitration process, and the Arbitrator reasonably believes that the Party will not participate in the Hearing, the Arbitrator may set the Hearing without consulting with that Party. The non-participating Party shall be served with a Notice of Hearing at least thirty (30) calendar days prior to the scheduled date, unless the law of the relevant jurisdiction allows for, or the Parties have agreed to, shorter notice.

(c) The Arbitrator, in order to hear a third-party witness, or for the convenience of the Parties or the witnesses, may conduct the Hearing at any location. Any JAMS Resolution Center may be designated a Hearing location for purposes of the issuance of a subpoena or subpoena duces tecum to a third-party witness.

Rule 20. Pre-Hearing Submissions

(a) Except as set forth in any scheduling order that may be adopted, at least fourteen (14) calendar days before the Arbitration Hearing, the Parties shall file with JAMS and serve and exchange (1) a list of the witnesses they intend to call, including any experts; (2) a short description of the anticipated testimony of each such witness and an estimate of the length of the witness’ direct testimony; and (3) a list of all exhibits intended to be used at the Hearing. The Parties should exchange with each other copies of any such exhibits to the extent that they have not been previously exchanged. The Parties should pre-mark exhibits and shall attempt to resolve any disputes regarding the admissibility of exhibits prior to the Hearing.

(b) The Arbitrator may require that each Party submit a concise written statement of position, including summaries of the facts and evidence a Party intends to present, discussion of the applicable law and the basis for the requested Award or denial of relief sought. The statements, which may be in the form of a letter, shall be filed with JAMS and served upon the other Parties at least seven (7) calendar days before the Hearing date. Rebuttal statements or other pre-Hearing written submissions may be permitted or required at the discretion of the Arbitrator.

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

Rule 21.  Securing Witnesses and Documents for the Arbitration Hearing

At the written request of a Party, all other Parties shall produce for the Arbitration Hearing all specified witnesses in their employ or under their control without need of subpoena. The Arbitrator may issue subpoenas for the attendance of witnesses or the production of documents either prior to or at the Hearing pursuant to this Rule or Rule 19(c). The subpoena or subpoena duces tecum shall be issued in accordance with the applicable law. Pre-issued subpoenas may be used in jurisdictions that permit them. In the event a Party or a subpoenaed person objects to the production of a witness or other evidence, the Party or subpoenaed person may fi an objection with the Arbitrator, who shall promptly rule on the objection, weighing both the burden on the producing Party and witness and the need of the proponent for the witness or other evidence.

Rule 22.   The Arbitration Hearing

(a) The Arbitrator will ordinarily conduct the Arbitration Hearing in the manner set forth in these Rules. The Arbitrator may vary these procedures if it is determined to be reasonable and appropriate to do so. It is expected that the Employee will attend the Arbitration Hearing, as will any other individual party with information about a significant issue.

(b) The Arbitrator shall determine the order of proof, which will generally be similar to that of a court trial.

(c) The Arbitrator shall require witnesses to testify under oath if requested by any Party, or otherwise at the discretion of the Arbitrator.

(d) Strict conformity to the rules of evidence is not required, except that the Arbitrator shall apply applicable law relating to privileges and work product. The Arbitrator shall consider evidence that he or she finds relevant and material to the dispute, giving the evidence such weight as is appropriate. The Arbitrator may be guided in that determination by principles contained in the Federal Rules of Evidence or any other applicable rules of evidence. The Arbitrator may limit testimony to exclude evidence that would be immaterial or unduly repetitive, provided that all Parties are afforded the opportunity to present material and relevant evidence.

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

(e) The Arbitrator shall receive and consider relevant deposition testimony recorded by transcript or videotape, provided that the other Parties have had the opportunity to attend and cross-examine. The Arbitrator may in his or her discretion consider witness affidavits or other recorded testimony even if the other Parties have not had the opportunity to cross-examine, but will give that evidence only such weight as he or she deems appropriate.

(f) The Parties will not offer as evidence, and the Arbitrator shall neither admit into the record nor consider, prior settlement offers by the Parties or statements or recommendations made by a mediator or other person in connection with efforts to resolve the dispute being arbitrated, except to the extent that applicable law permits the admission of such evidence.

(g) The Hearing, or any portion thereof, may be conducted telephonically or videographically with the agreement of the Parties or at the discretion of the Arbitrator.

(h) When the Arbitrator determines that all relevant and material evidence and arguments have been presented, and any interim or partial Awards have been issued, the Arbitrator shall declare the Hearing closed. The Arbitrator may defer the closing of the Hearing until a date determined by the Arbitrator, to permit the Parties to submit post-Hearing briefs, which may be in the form of a letter, and/or to make closing arguments. If post-Hearing briefs are to be submitted, or closing arguments are to be made, the Hearing shall be deemed closed upon receipt by the Arbitrator of such briefs or at the conclusion of such closing arguments, whichever is later.

(i) At any time before the Award is rendered, the Arbitrator may, sua sponte or on application of a Party for good cause shown, reopen the Hearing. If the Hearing is reopened, the time to render the Award shall be calculated from the date the reopened Hearing is declared closed by the Arbitrator.

(j) The Arbitrator may proceed with the Hearing in the absence of a Party that, after receiving notice of the Hearing pursuant to Rule 19, fails to attend. The Arbitrator may not render an Award solely on the basis of the default or absence of the Party, but shall require any Party seeking relief to submit such evidence as the Arbitrator may require for the rendering of an Award. If the Arbitrator reasonably believes that a Party will not attend the Hearing, the Arbitrator may schedule the Hearing as a telephonic Hearing and

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

may receive the evidence necessary to render an Award by affidavit. The notice of Hearing shall specify if it will be in person or telephonic.

(k) Any Party may arrange for a stenographic or other record to be made of the Hearing and shall inform the other Parties in advance of the Hearing.

   (i) The requesting Party shall bear the cost of such stenographic record. If all other Parties agree to share the cost of the stenographic record, it shall be made available to the Arbitrator and may be used in the proceeding.

   (ii) If there is no agreement to share the cost, the stenographic record may not be provided to the Arbitrator and may not be used in the proceeding, unless the Party arranging for the stenographic record agrees to provide access to the stenographic record either at no charge or on terms that are acceptable to the Parties and the reporting service.

   (iii) If the Parties agree to the Optional Arbitration Appeal Procedure (see Rule 34), they shall, if possible, ensure that a stenographic or other record is made of the Hearing.

   (iv) The Parties may agree that the cost of the stenographic record shall or shall not be allocated by the Arbitrator in the Award.

Rule 23.   Waiver of Hearing

The Parties may agree to waive the oral Hearing and submit the dispute to the Arbitrator for an Award based on written submissions and other evidence as the Parties may agree.

Rule 24.  Awards

(a) The Arbitrator shall render a Final Award or a Partial Final Award within thirty (30) calendar days after the date of the close of the Hearing, as defined in Rule 22(h) or (i), or, if a Hearing has been waived, within thirty (30) calendar days after the receipt by the Arbitrator of all materials specified by the Parties, except (1) by the agreement of the Parties; (2) upon good cause for an extension of time to render the Award; or (3) as provided in Rule 22(i). The Arbitrator shall provide the Final Award or the Partial Final Award to JAMS for issuance in accordance with this Rule.

(b) Where a panel of Arbitrators has heard the dispute, the decision and Award of a majority of the panel shall constitute the Arbitration Award.

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

(c) In determining the merits of the dispute, the Arbitrator shall be guided by the rules of law agreed upon by the Parties. In the absence of such agreement, the Arbitrator will be guided by the law or the rules of law that he or she deems to be most appropriate. The Arbitrator may grant any remedy or relief that is just and equitable and within the scope of the Parties’ agreement, including, but not limited to, specific performance of a contract or any other equitable or legal remedy.

(d) In addition to a Final Award or Partial Final Award, the Arbitrator may make other decisions, including interim or partial rulings, orders and Awards.

(e) Interim Measures. The Arbitrator may grant whatever interim measures are deemed necessary, including injunctive relief and measures for the protection or conservation of property and disposition of disposable goods. Such interim measures may take the form of an interim or Partial Final Award, and the Arbitrator may require security for the costs of such measures. Any recourse by a Party to a court for interim or provisional relief shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

(f) The Award of the Arbitrator may allocate Arbitration fees and Arbitrator compensation and expenses, unless such an allocation is expressly prohibited by the Parties’ Agreement or by applicable law. (Such a prohibition may not limit the power of the Arbitrator to allocate Arbitration fees and Arbitrator compensation and expenses pursuant to Rule 31(c).)

(g) The Award of the Arbitrator may allocate attorneys’ fees and expenses and interest (at such rate and from such date as the Arbitrator may deem appropriate) if provided by the Parties’ Agreement or allowed by applicable law. When the Arbitrator is authorized to award attorneys’ fees and must determine the reasonable amount of such fees, he or she may consider whether the failure of a Party to cooperate reasonably in the discovery process and/or comply with the Arbitrator’s discovery orders caused delay to the proceeding or additional costs to the other Parties.

(h) The Award shall consist of a written statement signed by the Arbitrator regarding the disposition of each claim and the relief, if any, as to each claim. The Award shall also contain a concise written statement of the reasons for the Award, stating the essential findings and conclusions

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on which the Award is based. The Parties may agree to any other form of Award, unless the Arbitration is based on an arbitration agreement that is required as a condition of employment.

(i) After the Award has been rendered, and provided the Parties have complied with Rule 31, the Award shall be issued by serving copies on the Parties. Service may be made by U.S. mail. It need not be sent certified or registered.

(j) Within seven (7) calendar days after service of a Partial Final Award or Final Award by JAMS, any Party may serve upon the other Parties and on JAMS a request that the Arbitrator correct any computational, typographical or other similar error in an Award (including the reallocation of fees pursuant to Rule 31 or on account of the effect of an offer to allow judgment), or the Arbitrator may sua sponte propose to correct such errors in an Award. A Party opposing such correction shall have seven (7) calendar days thereafter in which to file any objection. The Arbitrator may make any necessary and appropriate corrections to the Award within twenty-one (21) calendar days of receiving a request or fourteen (14) calendar days after his or her proposal to do so. The Arbitrator may extend the time within which to make corrections upon good cause. The corrected Award shall be served upon the Parties in the same manner as the Award.

(k) The Award is considered final, for purposes of either the Optional Arbitration Appeal Procedure pursuant to Rule 34 or a judicial proceeding to enforce, modify or vacate the Award pursuant to Rule 25, fourteen (14) calendar days after service is deemed effective if no request for a correction is made, or as of the effective date of service of a corrected Award.

Rule 25.  Enforcement of the Award

Proceedings to enforce, confirm, modify or vacate an Award will be controlled by and conducted in conformity with the Federal Arbitration Act, 9 U.S.C. Sec 1, et seq., or applicable state law. The Parties to an Arbitration under these Rules shall be deemed to have consented that judgment upon the Award may be entered in any court having jurisdiction thereof.

Rule 26.   Confidentiality and Privacy

(a) JAMS and the Arbitrator shall maintain the confidential nature of the Arbitration proceeding and the Award, includ-

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*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.

ing the Hearing, except as necessary in connection with a judicial challenge to or enforcement of an Award, or unless otherwise required by law or judicial decision.

(b) The Arbitrator may issue orders to protect the confidentiality of proprietary information, trade secrets or other sensitive information.

(c) Subject to the discretion of the Arbitrator or agreement of the Parties, any person having a direct interest in the Arbitration may attend the Arbitration Hearing. The Arbitrator may exclude any non-Party from any part of a Hearing.

Rule 27.  Waiver

(a) If a Party becomes aware of a violation of or failure to comply with these Rules and fails promptly to object in writing, the objection will be deemed waived, unless the Arbitrator determines that waiver will cause substantial injustice or hardship.

(b) If any Party becomes aware of information that could be the basis of a challenge for cause to the continued service of the Arbitrator, such challenge must be made promptly, in writing, to the Arbitrator or JAMS. Failure to do so shall constitute a waiver of any objection to continued service by the Arbitrator.

Rule 28.  Settlement and Consent Award

(a) The Parties may agree, at any stage of the Arbitration process, to submit the case to JAMS for mediation. The JAMS mediator assigned to the case may not be the Arbitrator or a member of the Appeal Panel, unless the Parties so agree, pursuant to Rule 28(b).

(b) The Parties may agree to seek the assistance of the Arbitrator in reaching settlement. By their written agreement to submit the matter to the Arbitrator for settlement assistance, the Parties will be deemed to have agreed that the assistance of the Arbitrator in such settlement efforts will not disqualify the Arbitrator from continuing to serve as Arbitrator if settlement is not reached; nor shall such assistance be argued to a reviewing court as the basis for vacating or modifying an Award.

(c) If, at any stage of the Arbitration process, all Parties agree upon a settlement of the issues in dispute and request the Arbitrator to embody the agreement in a Consent Award, the Arbitrator shall comply with such request, unless the

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Arbitrator believes the terms of the agreement are illegal or undermine the integrity of the Arbitration process. If the Arbitrator is concerned about the possible consequences of the proposed Consent Award, he or she shall inform the Parties of that concern and may request additional specific information from the Parties regarding the proposed Consent Award. The Arbitrator may refuse to enter the proposed Consent Award and may withdraw from the case.

Rule 29.  Sanctions

The Arbitrator may order appropriate sanctions for failure of a Party to comply with its obligations under any of these Rules or with an order of the Arbitrator. These sanctions may include, but are not limited to, assessment of Arbitration fees and Arbitrator compensation and expenses; any other costs occasioned by the actionable conduct, including reasonable attorneys’ fees; exclusion of certain evidence; drawing adverse inferences; or, in extreme cases, determining an issue or issues submitted to Arbitration adversely to the Party that has failed to comply.

Rule 30.  Disqualification of the Arbitrator as a Witness or Party and Exclusion of Liability

(a) The Parties may not call the Arbitrator, the Case Manager or any other JAMS employee or agent as a witness or as an expert in any pending or subsequent litigation or other proceeding involving the Parties and relating to the dispute that is the subject of the Arbitration. The Arbitrator, Case Manager and other JAMS employees and agents are also incompetent to testify as witnesses or experts in any such proceeding.

(b) The Parties shall defend and/or pay the cost (including any attorneys’ fees) of defending the Arbitrator, Case Manager and/or JAMS from any subpoenas from outside parties arising from the Arbitration.

(c) The Parties agree that neither the Arbitrator, nor the Case Manager, nor JAMS is a necessary Party in any litigation or other proceeding relating to the Arbitration or the subject matter of the Arbitration, and neither the Arbitrator, nor the Case Manager, nor JAMS, including its employees or agents, shall be liable to any Party for any act or omission in connection with any Arbitration conducted under these Rules, including, but not limited to, any disqualification of or recusal by the Arbitrator.

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Rule 31.  Fees

(a) Except as provided in paragraph (c) below, unless the Parties have agreed to a different allocation, each Party shall pay its pro rata share of JAMS fees and expenses as set forth in the JAMS fee schedule in effect at the time of the commencement of the Arbitration. To the extent possible, the allocation of such fees and expenses shall not be disclosed to the Arbitrator. JAMS’ agreement to render services is jointly with the Party and the attorney or other representative of the Party in the Arbitration. The non-payment of fees may result in an administrative suspension of the case in accordance with Rule 6(c).

(b) JAMS requires that the Parties deposit the fees and expenses for the Arbitration from time to time during the course of the proceedings and prior to the Hearing. The Arbitrator may preclude a Party that has failed to deposit its pro rata or agreed-upon share of the fees and expenses from offering evidence of any affirmative claim at the Hearing.

(c) If an Arbitration is based on a clause or agreement that is required as a condition of employment, the only fee that an employee may be required to pay is the initial JAMS Case Management Fee. JAMS does not preclude an employee from contributing to administrative and Arbitrator fees and expenses. If an Arbitration is not based on a clause or agreement that is required as a condition of employment, the Parties are jointly and severally liable for the payment of JAMS Arbitration fees and Arbitrator compensation and expenses. In the event that one Party has paid more than its share of such fees, compensation and expenses, the Arbitrator may award against any other Party any such fees, compensation and expenses that such Party owes with respect to the Arbitration.

(d) Entities whose interests are not adverse with respect to the issues in dispute shall be treated as a single Party for purposes of JAMS’ assessment of fees. JAMS shall determine whether the interests between entities are adverse for purpose of fees, considering such factors as whether the entities are represented by the same attorney and whether the entities are presenting joint or separate positions at the Arbitration.

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Rule 32.  Bracketed (or High-Low) Arbitration Option

(a) At any time before the issuance of the Arbitration Award, the Parties may agree, in writing, on minimum and maximum amounts of damages that may be awarded on each claim or on all claims in the aggregate. The Parties shall promptly notify JAMS and provide to JAMS a copy of their written agreement setting forth the agreed-upon minimum and maximum amounts.

(b) JAMS shall not inform the Arbitrator of the agreement to proceed with this option or of the agreed-upon minimum and maximum levels without the consent of the Parties.

(c) The Arbitrator shall render the Award in accordance with Rule 24.

(d) In the event that the Award of the Arbitrator is between the agreed-upon minimum and maximum amounts, the Award shall become final as is. In the event that the Award is below the agreed-upon minimum amount, the final Award issued shall be corrected to reflect the agreed-upon minimum amount. In the event that the Award is above the agreed-upon maximum amount, the final Award issued shall be corrected to reflect the agreed-upon maximum amount.

Rule 33.  Final Offer (or Baseball) Arbitration Option

(a) Upon agreement of the Parties to use the option set forth in this Rule, at least seven (7) calendar days before the Arbitration Hearing, the Parties shall exchange and provide to JAMS written proposals for the amount of money damages they would offer or demand, as applicable, and that they believe to be appropriate based on the standard set forth in Rule 24(c). JAMS shall promptly provide copies of the Parties’ proposals to the Arbitrator, unless the Parties agree that they should not be provided to the Arbitrator. At any time prior to the close of the Arbitration Hearing, the Parties may exchange revised written proposals or demands, which shall supersede all prior proposals. The revised written proposals shall be provided to JAMS, which shall promptly provide them to the Arbitrator, unless the Parties agree otherwise.

(b) If the Arbitrator has been informed of the written proposals, in rendering the Award, the Arbitrator shall choose between the Parties’ last proposals, selecting the proposal

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that the Arbitrator finds most reasonable and appropriate in light of the standard set forth in Rule 24(c). This provision modifies Rule 24(h) in that no written statement of reasons shall accompany the Award.

(c) If the Arbitrator has not been informed of the written proposals, the Arbitrator shall render the Award as if pursuant to Rule 24, except that the Award shall thereafter be corrected to conform to the closest of the last proposals and the closest of the last proposals will become the Award.

(d) Other than as provided herein, the provisions of Rule 24 shall be applicable.

Rule 34.  Optional Arbitration Appeal Procedure

The Parties may agree at any time to the JAMS Optional Arbitration Appeal Procedure. All Parties must agree in writing for such procedures to be effective. Once a Party has agreed to the Optional Arbitration Appeal Procedure, it cannot unilaterally withdraw from it, unless it withdraws, pursuant to Rule 13, from the Arbitration.

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800.352.5267    |    www.jamsadr.com

*** Indicates material that was omitted and for which confidential treatment was requested. all such omitted material was filed separately with the securities and exchange commission pursuant to rule 24B-2 promulgated under the securities exchange act of 1934, as amended.